SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report : March 19, 2020

NATIONAL HEALTH INVESTORS INC
(Exact name of registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).             Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

Supplemental Risk Factor

National Health Investors, Inc. (the "Company") is supplementing the risk factors set out under “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Annual Report”) with the additional risk factor set out below. This supplemental risk factor should be read in conjunction with the risk factors set out in the 2019 Annual Report. Other factors not presently known to the Company or that the Company presently believes are not material could also affect the business operations and financial results of the Company and its subsidiaries.

Actual or perceived risks associated with public health epidemics or outbreaks, such as the Coronavirus, could have a material adverse effect on our business and results of operations.

Revenues for the operators of our properties are significantly impacted by occupancy.  Building occupancy rates may be adversely affected by public health outbreaks, pandemics or epidemics, such as the Coronavirus (COVID-19).  It has been reported that the Coronavirus appears most dangerous for seniors, and the risk of death rises with age. The occupancy at our properties could significantly decrease if the Coronavirus or other public health outbreak results in early resident move-outs, our operators delay accepting new residents due to quarantines or otherwise, or potential occupants determine to postpone moving to a senior housing facility. A decrease in occupancy or increase in costs could have a material adverse effect on the ability of our operators to meet their financial and other contractual obligations to us, including the payment of rent, as well as on our results of operations. In addition, actions our operators take to address outbreaks could materially increase their operating costs, including costs related to enhanced health and safety precautions among other measures, which could have a material adverse effect on the ability of our operators to meet their financial and other contractual obligations to us, including the payment of rent.  Furthermore, infections at our facilities could lead to material increases in litigation costs for which our operators, or possibly we, may be liable.  Any of these developments, and others, could have a material adverse effect on our business and results of operations.  The extent to which the Coronavirus could impact our business and results of operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information that may emerge concerning the severity of the Coronavirus and the actions taken to contain the Coronavirus or treat its impact, among others.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The Company is filing as Exhibit 10.1 a composite version of the Note Purchase Agreement, dated January 13, 2015 (filed as Exhibit 10.19 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019), which includes and reflects all amendments thereto through the most recent amendment (which is the Fifth Amendment, dated August 8, 2017) (the "Composite Version"). The Composite Version is not executed by the parties and is not an amended and restated version of the agreement. The Company is filing the Composite Version of the agreement in order to provide investors a composite presentation, similar to that of the separate Note Purchase Agreement, dated November 3, 2015, which was filed as an attachment to Exhibit 10.31 to the Company's Form 10-K. Marked text in the Composite Version indicates the effect of amendments to the original version.

Exhibit Index
Number	Exhibit
10.1
Composite Note Purchase Agreement Reflecting: First Amendment to Note Purchase Agreement dated March 20, 2015; Second Amendment to Note Purchase Agreement dated June 30, 2015; Third Amendment to Note Purchase Agreement dated November 3, 2015; Fourth Amendment to Note Purchase Agreement dated August 15, 2016; and Fifth Amendment to Note Purchase Agreement dated August 8, 2017, in HTML format.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:	/s/John L. Spaid

Name:	John L. Spaid

Title:	Principal Financial Officer

Date:    March 19, 2020